As filed with the Securities and Exchange Commission on September 23, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Axon Enterprise, Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-0741227
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

17800 North 85th Street, Scottsdale, Arizona 85255
(Address of Principal Executive Offices) (Zip Code)

AXON ENTERPRISE, INC. 2022 STOCK INDUCEMENT PLAN

(Full title of the plan)

Isaiah Fields

Chief Legal Officer

Axon Enterprise, Inc.

17800 North 85th Street

Scottsdale, AZ 85255

(480) 991-0797

(Name, address and telephone number (including area code) of agent for service)

COPIES TO:

Jeffrey E. Beck

Snell & Wilmer L.L.P.

One Arizona Center

400 East Van Buren

Phoenix, Arizona 85004

(602) 382-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTION

This Registration Statement on Form S-8 is filed by Axon Enterprise, Inc. (“Axon” or the “Registrant”), to register (i) 250,000 shares of the Registrant’s common stock, par value $0.00001 per share (“Common Stock”), which may be offered or sold under the Axon Enterprise, Inc. 2022 Stock Inducement Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*The documents containing the information specified in Part I of Form S-8 will be delivered to participants in the Plan covered by this Registration Statement prepared by Axon in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement are available, without charge, to participants upon written or oral request. Participants wishing to receive such documents should contact Axon Enterprise, Inc., Attn: Chief Legal Officer, 17800 North 85th Street, Scottsdale, Arizona 85255.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which the Registrant has previously filed with the Commission, are incorporated herein by reference and made a part hereof:

a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Form 10-K”);
b)	the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022;
c)	The Registrant’s Current Reports on Form 8-K filed on January 31, 2022, May 4, 2022 (only with respect to the information provided therein under Item 5.02), May 20, 2022, June 2, 2022 and August 10, 2022; and
d)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8- A filed with the SEC on March 7, 2001 under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to the Form 10-K.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation includes provisions that eliminate the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s bylaws provide that:

●	The Registrant shall indemnify its directors and officers against any losses, actually and reasonably incurred, by a director or officer in connection with a proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
●	The Registrant may, to the extent authorized by the board of directors, indemnify, and provide advances to, employees and under circumstances similar to those allowed for directors and officers.
●	The Registrant shall advance expenses incurred by its directors and officers expenses in any proceeding (other than a proceeding brought for an accounting of profits the meaning of Section 16(b) of the Exchange Act or similar provision of any state statutory law or common law), if such person: (a) furnishes the Registrant a written affirmation of such persons good faith belief that such person is entitled to be indemnified, and (b) furnishes the Registrant a written undertaking to repay the advance to the extent that it is ultimately determined that such person is not entitled to be indemnified by the Registrant.
●	The Registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, or any proceeding by the director or officer against the Registrant or its directors, officers, employees or other persons entitled to indemnification by the Registrant, unless: (a) such indemnification is expressly required to be made by law, (b) the proceeding was authorized by the board of directors of the Registrant, or (c) such indemnification is provided by the Registrant, in its sole discretion, pursuant to the powers vested in the Registrant under the Delaware General Corporation Law.
●	The rights conferred in the bylaws are not exclusive, and the Registrant is authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.
●	Any repeal or modification of the Registrant’s indemnification obligations shall only be prospective and shall not affect the rights of any director, officer, employee or agent in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any director, officer, employee or agent of the Registrant.

The Registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide additional procedural protections. These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description	Page or Method of Filing
5.1	Opinion of Snell & Wilmer L.L.P.	Filed herewith
23.1	Consent of Independent Registered Accounting Firm	Filed herewith
23.2	Consent of Snell & Wilmer L.L.P.	Included as part of Exhibit 5.1
24.1	Power of Attorney	See Signature Page
99.1	Axon Enterprise, Inc. 2022 Stock Inducement Plan	Filed herewith
107	Filing Fee Table	Filed herewith

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on September 23, 2022.

AXON ENTERPRISE, INC.

/s/ James C. Zito
By: James C. Zito
Interim Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick W. Smith, Isaiah Fields, and James C. Zito, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ PATRICK W. SMITH	Chief Executive Officer and Director (Principal Executive Officer)	September 23, 2022
Patrick W. Smith

/s/ JAMES C. ZITO	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	September 23, 2022
James C. Zito

/s/ MICHAEL GARNREITER	Director	September 23, 2022
Michael Garnreiter

/s/ HADI PARTOVI	Director	September 23, 2022
Hadi Partovi

/s/ MARK W. KROLL	Director	September 23, 2022
Mark W. Kroll

/s/ MATTHEW R. MCBRADY	Director	September 23, 2022
Matthew R. McBrady

/s/ JULIE ANNE CULLIVAN	Director	September 23, 2022
Julie Anne Cullivan

/s/ CAITLIN KALINOWSKI	Director	September 23, 2022
Caitlin Kalinowski

/s/ ADRIANE BROWN	Director	September 23, 2022
Adriane Brown